Exhibit 8(c)

                                   AMENDMENT

                    To Transfer Agency and Service Agreement
                                    Between
                  Merrill Lynch Funds for Institutions Series
                                      And
                      State Street Bank and Trust Company

This Amendment is made as of this 1st day of March, 2006 between Merrill Lynch Funds for Institutions Series (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent"). In accordance with Section 15.1 (Amendment) of the Transfer Agency and Service Agreement between Merrill Lynch Funds for Institutions Series and State Street Bank and Trust Company dated February 1, 2000 (the "Agreement") the parties desire to amend the Agreement to reflect a change in Exhibit A (Delegation of Duties) dated September 30, 2003.

NOW THEREFORE, the parties agree as follows:

1. Exhibit A. The Exhibit A (Delegation of Duties) added to the Agreement September 30, 2003 is hereby replaced and superseded with the Exhibit A attached hereto and dated March 1, 2006;


2. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment; and

3. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

MERRILL LYNCH FUNDS FOR                 STATE STREET BANK AND TRUST COMPANY
INSTITUTIONS SERIES

By: /s/ William M. Breen                By: /s/ Joseph L. Hooley
    ------------------------                ------------------------
Name: William M. Breen                      Joseph L. Hooley,
Title: Vice President                       Executive Vice President

                                   EXHIBIT A

                                DELEGATED DUTIES

                                 Date: 3/30/06

Consistent with the services provided by the Transfer Agent and with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

1. Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

2.    Submit special payee checks through the OFAC database.

3. Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

4. Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

5.    Review accounts with small balances followed by large purchases.

6. Review accounts with frequent activity within a specified date range followed by a large redemption.

7. On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

8. Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

9.    Monitor  and  track  cash   equivalents   under   $10,000  for  a  rolling
      twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

10. Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

11. Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

                                   EXHIBIT A

                                DELEGATED DUTIES

                              Date: March 1, 2006
                                  (continued)

12. In accordance with agreed upon procedures between the Fund and the Transfer Agent, utilize information provided to the Transfer Agent by the Fund to assist the Fund in performing its Customer Identification Process by employing additional data bases in efforts to provide missing and/or incorrect information. The Fund is responsible for reviewing information provided by the Transfer Agent and updating the accounts.

In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund unless prohibited by applicable Law.

MERRILL LYNCH FUNDS FOR                 STATE STREET BANK AND TRUST COMPANY
INSTITUTIONS SERIES

By: /s/ William M. Breen                By: /s/ Joseph L. Hooley
    ------------------------                ------------------------
Name: William M. Breen                      Joseph L. Hooley,
Title: Vice President                       Executive Vice President